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                                                                     EXHIBIT 3.3

                                     BYLAWS
                                       OF
                                 NEW CF&I, INC.
                                  STOCKHOLDERS

         1. Annual Meeting. Unless the Board of Directors or the President of the corporation selects a different time and date which shall be no later than the end of the fifth month following the close of the corporation's fiscal year, the annual meeting shall be held immediately following the annual meeting of stockholders of Oregon Steel Mills, Inc. The annual meeting shall be for the purpose of electing a Board of Directors to serve until the next annual meeting and until their successors are elected and of transacting such other business as may properly be brought before the meeting.

         2. Special Meeting. Special meetings of the stockholders, for any purpose whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more stockholders holding not less than one-fifth of the voting power of the corporation.

         3. Place. All meetings of stockholders shall be held at the principal office of the corporation or at any place, within or without the State of Delaware, which may be designated by the Board of Directors. Any meeting of stockholders may be held at such place as shall be stated in a written consent thereto of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

         4. Notice. A notice of each annual or special meeting of the stockholders shall be given in writing by the Secretary or an Assistant Secretary, or, in the case of such person's neglect or refusal, by any director or stockholder, and shall specify the place, the day and the hour of the meeting, and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice that action to be taken on any of the following matters must also be given for any meeting, whether regular or special upon at least 20 days' notice: sell, lease or exchange all or substantially all of the corporation's assets or merge or consolidate with another corporation. Notice shall be given to each person entitled to vote not less than 10 nor more than 60 days before such meeting, either by personal delivery or by sending a copy thereof by mail or other means of written communication, charges prepaid, to the person's address appearing on the books of the corporation or supplied by the person to the corporation for the purpose of notice. If any stockholder has failed to supply an address, notice is duly given to the stockholder if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated or if published at least once in a



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newspaper having general circulation in the county in which the principal office is located. Business transacted at all special meetings shall be confined to the objects stated in the notice. When a meeting is adjourned for less than 30 days, it is not necessary to give notice of the time, place or business to be transacted except by announcement at the time adjournment is taken. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

         5. Meeting Without Regular Call and Notice. The transactions at any meeting of stockholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not so present at the meeting in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.

         6. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum, except that if a quorum is present at the commencement of a meeting, business may be transacted until it is adjourned even though the withdrawal of stockholders leaves less than a quorum present. If a quorum is present at the commencement of a meeting, the affirmative vote of a majority of the shares of stock that continue to be represented at the meeting prior to adjournment shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or the Bylaws.

         7. Adjourned Meetings. Any meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented thereat.

         8. Proxies. A proxy, in order to be valid at any meeting, shall have been executed within three years prior to the meeting, unless the person executing it specifies therein the length of time for which it is to continue in force, in which case the proxy shall be valid until the expiration of such time. A proxy is revoked when an instrument revoking it, or a later dated proxy, is filed with the Secretary of the corporation. All proxies shall be in writing, executed by the person entitled to vote or by the person's duly authorized attorney and delivered to the Secretary of the corporation.

         9. Voting. At every meeting of the stockholders, every person in whose name shares entitled to vote stand on the stock records of the corporation on the date fixed for closing the books against transfers, or the record date fixed for the determination of the stockholders entitled to vote at such meeting or, if there be no such date so fixed, then on the day



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three days prior to the meeting, shall be entitled to one vote for each of said shares. Upon the demand of any stockholder made before the voting begins, the election of directors shall be by ballot.

         10. Election Inspectors. One or three election inspectors may be appointed by the Board of Directors in advance of a stockholders' meeting or at the meeting by the chairman thereof. If not previously chosen, inspectors shall be appointed by the chairman at the meeting if requested by one or more stockholders or proxies. When inspectors are appointed at the request of stockholders or proxies, the majority of shares present shall determine whether one or three are to be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the result and shall do all other acts necessary to the expeditious and impartial conduct of the vote. Upon request of the chairman of the meeting or of any stockholder or proxy, the inspectors shall make a written report and certificate of their determination of any matter. If there are three inspectors the determination, report or certificate of two is effective as if made by all.

         11. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         12. Action Without Meeting. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if authorized by a writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the Secretary of the corporation.

         13. Record Date and Closing of Transfer Books. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. Unless the Board of Directors determines otherwise,



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the record date shall be the close of business four weeks prior to the date of the meeting or event for the purpose for which it is fixed. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to (a) notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (c) consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. In no event shall a record date be fixed which is more than 60 days nor less than 10 days prior to the date of the meeting or event for the purpose for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of a period of not more than 50 days prior to the date of a stockholder's meeting; the date when the right to any dividend, distribution, or allotment or rights vest; or the effective date of any change, conversion, or exchange of shares.

         14. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         15. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for



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shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               BOARD OF DIRECTORS

         16. Number. The number of directors constituting the entire Board of Directors shall be not less than one (1) nor more than five (5) as fixed from time to time by vote of a majority of the entire Board, provided however, that the number of directors shall not be reduced so as to shorten the term of any director.

         17. Powers. Subject to the limitations contained in the Certificate of Incorporation and in the statutes as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be controlled by, its Board of Directors.

         18. Election -- Term of Office -- Vacancies -- Newly Created Directorships. The directors shall be elected by the stockholders at the annual meeting of the stockholders. Each director shall be elected to serve until the next annual meeting and until his or her successor shall be elected and qualified. Vacancies and newly created directorships in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the director's successor is elected and qualified. The stockholders may elect a director or directors to fill any vacancy or vacancies not filled by the directors.

         19. Removal. The entire Board of Directors or any individual director may be removed from office by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. In case the Board or any one or more directors is so removed, new directors may be elected by the stockholders at the same meeting. The Board of Directors may declare vacant the office of a director in either of the following cases: (a) if the director is declared of unsound mind by an order of court or finally convicted of a felony; or (b) if within 60 days after written notice of the director's election, the director does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification, if any, as the Bylaws may from time to time specify.



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         20. Resignation. Any director may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

         21. Compensation. Directors, as such, shall not receive any stated salaries for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee and other committees may be allowed like compensation and expenses for attending meetings of the committees.

         22. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, appoint an executive committee and other committees, composed of one or more directors, and may delegate to the executive committee any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation except the power to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the Bylaws of the corporation, declare dividends, authorize the issuance of stock or adopt a certificate of ownership and merger. The executive committee and other committees so appointed shall keep regular minutes of their proceedings and shall report the same to the Board of Directors when required.

         23. Inspection of Records and Properties. Each director of the corporation may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the director or the director's agent and the right to inspect includes the right to make extracts of the books, records or documents inspected.

         24. Declaration of Dividends. Subject to any applicable provisions of law or of the Certificate of Incorporation, dividends may be declared by the Board of Directors in its sole and absolute discretion at any regular or special meeting. Dividends may be paid in cash or property or in shares of the capital stock of the corporation.

         25. Establishment of Reserves. Before the payment of any dividend, the Board of Directors, in its sole and absolute discretion, may set aside out of any funds of the corporation available for dividends such sum or sums as may be deemed proper



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as a reserve fund to meet contingencies or may use such funds or any other corporate property for such corporate purposes as the directors may deem advisable. The Board of Directors may modify or abolish any such reserve in its sole and absolute discretion.

         26. Regular Meeting. The Board of Directors shall hold a regular meeting following each annual stockholders' meeting. Other regular meetings of the Board of Directors may be held at such time as shall from time to time be determined by the Board of Directors.

         27. Special Meetings. Special meetings of the Board of Directors may be called by the President or, if the President is absent or is unable or refuses to act, by any Vice President or by any two directors.

         28. Place. The Board of Directors may hold its meetings at any place within or without the State of Delaware designated from time to time by resolution of the Board or by written consent of all the members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation. Any regular or special meeting is valid wherever held if held upon written consent of all of the members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

         29. Notice. Notice of the regular meeting following each annual stockholders' meeting is hereby dispensed with. Other regular meetings may be held without notice, provided that notice of any change in the time or place of any such meeting be sent to all of the directors. Notice of each special meeting shall be given to each director on not less than two days' written or oral notice, through any form of written or oral communication. If the address of a director is not shown on the records and is not readily ascertainable, such notice shall be addressed to him or her at the place in which the meetings of the directors are regularly held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Boad of Directors need be specified in the notice of such meeting. Notice of the time and place of holding an adjourned meeting need not be given to the directors absent at the meeting which was adjourned if the time and place of the adjourned meeting was fixed at the meeting which was adjourned.

         30. Meeting Without Regular Call and Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the



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purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or noticed.

         31. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, provided that the number constituting a quorum shall be neither less than one-third of the authorized number of directors nor less than two. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act or decision of the Board of Directors, unless a greater number is required by law or the Certificate of Incorporation.

         32. Adjourned Meeting. In the absence of a quorum a majority of the directors present may adjourn from time to time but not later than the time fixed for the next regular meeting of the Board.

         33. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         (a) Meetings by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                    OFFICERS

         34. Titles. The officers of the corporation shall be a President, a Secretary, and a Treasurer, who shall be chosen by the Board of Directors. The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices, may be held by the same person.

         35. Election -- Term of Office -- Vacancies. The Board of Directors, at its regular meeting after each annual meeting of stockholders, shall choose its officers, none of whom except the Chairman of the Board, if any, need be a member of the Board.



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The officers of the corporation shall hold office until their successors are chosen. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. The Board of Directors may appoint, at such time or times as the business of the corporation may require, such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         36. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

         37. Resignation. Any officer may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

         38. Salaries. The salaries of all officers of the corporation shall, and salaries of employees may, be fixed from time to time by the Board of Directors and may be changed from time to time by it in its discretion.

         39. Power to Sign Documents. All checks or demands for money and notes of the corporation shall be signed by such officer or agent or officers or agents as may be designated from time to time by the Board of Directors.

         40. The President. The President shall be the chief executive officer of the corporation unless the Board of Directors designates some other officer to serve in such capacity. The President shall preside at all meetings of the stockholders and directors, shall be ex officio a member of the executive and other committees, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors. If some officer other than the President is designated as the chief executive officer, the officer shall have all of the powers conferred upon the President by these Bylaws to the extent permitted by law, and, in the absence or disability of such other officer, the President shall perform and exercise the duties of chief executive officer. The President or any other officer designated by the Board of Directors at any time is authorized to vote, grant proxies or consents for, or represent all shares of other corporations standing in the name of this corporation and may exercise all rights incident to such shares on behalf of this corporation.

         41. The Vice Presidents. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the



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President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

         42. The Secretary. The Secretary shall have the following powers and duties:

         (a) Record Corporate Proceedings. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose at the principal office of the corporation or at such other place as the Board of Directors may from time to time determine. The Secretary shall keep at the principal office for the transaction of the business of the corporation the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary.

         (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal office of the corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         (c) Notices. The Secretary shall give such notices as may be required by law or the Bylaws.

         (d) Additional Powers and Duties. The Secretary shall have the responsibility for the corporation's reporting to various governmental agencies, the overall supervision of the corporation's insurance program, and such other powers and duties as shall be determined by the Board of Directors.

         43. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

         44. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporate properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation, shall have the responsibility for the supervision of the corporation's pension, profit sharing and other employee benefit plans, and shall exercise such other



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powers and perform such other duties as shall be determined by the Board of
Directors.

         45. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                                 INDEMNIFICATION

         46. Action, Etc., Other Than by or in the Right of the Corporation. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

         47. Actions, Etc. by or in the Right of the Corporation. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have



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been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         48. Right to Indemnification. Notwithstanding the other provisions of these Bylaws, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaws 46 or 47 hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         49. Determination of Right to Indemnification. Any indemnification under Bylaws 46 and 47 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Bylaws 46 or 47 hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         50. Prepaid Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in these Bylaws. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

         51. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of the Bylaws shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.



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         52. Insurance. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of these Bylaws.

         52.1 Constituent Corporations. For the purposes of these Bylaws, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under Bylaws 46 to 52 with respect to the resulting or surviving corporation as he or she would have stood with respect to such constituent corporation if its separate existence had continued.

         52.2 Other Enterprises. For the purpose of these Bylaws, references to "other enterprises" shall include employee benefit plans and employee stock ownership plans; references to "fines" shall include any excise or other taxes assessed on a person with respect to any employee benefit plan or employee stock ownership plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee or agent with respect to an employee benefit plan or employee stock ownership plan, its participants or beneficiaries; and a person who acted in good faith in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or employee stock ownership plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in these Bylaws.

         52.3 Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant, these Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



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                               AMENDMENT OF BYLAWS

         53. Amendments. Bylaws may be adopted, amended, or repealed by the vote or written consent of stockholders entitled to exercise a majority of the voting power, or, except as otherwise provided by these Bylaws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.

                                  MISCELLANEOUS

         54. Facsimile Signature. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         55. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be under the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

         56. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         57. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

         58. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.



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